Exhibit 99.1

PRESS RELEASE

6D Global Technologies, Inc. Announces Quarterly Financial Results

New York, NY – November 18, 2015 – 6D Global Technologies, Inc. (NASDAQ: SIXD), a premier digital business solutions company listed on NASDAQ under stock symbol “SIXD,” today announced its financial results for the quarter ended September 30, 2015.

Third Quarter Financial Highlights

During the quarter, the Company posted record revenue of $3.11 million reflecting year over year growth of 15%, approximately one-third of which was attributable to client additions from two companies acquired during the first half of 2015. The remaining increase was attributable to new professional service projects and extensions with both existing and new clients within the digital solutions, Content Management Solutions (CMS) segment, two of which accounted for more than 10% of total revenue compared to four clients during the same period last year. A strategic decision, initiated at the beginning of the year, to focus increasingly on the high growth/higher margin digital solutions business versus IT staffing, continued to yield improvements in gross margin, which came in at a healthy 40.4% versus 36.8% during the same period a year ago. As anticipated —owing primarily to regional expansion, professional services inclusive of one time legal fees related to on-going matters, and merger integration costs, as well as key management and employee additions —Non-GAAP business segment operating loss grew to $1.86 million or a loss per share of $0.02 versus operating income of $121,268 generated a year ago while the Company was still a private concern. GAAP operating loss during the quarter was $6.41 million, which included a non-cash derivative liability charge of $4.42 million.

During the period, the Company shored up its balance sheet significantly, consummating a $10 million private placement financing sufficient to execute on its near and intermediate term initiatives.  The company ended the quarter with cash of $8.80 million, current assets of $11.63 million and total assets of $21.41 million versus $6.88 million in the year ago.

Nine Month Ended September 30, 2015 Financial Highlights

During this period, the Company posted a year over year revenue increase of 16% to $9.61 million while yielding a gross margin of 39.6%, which was in line with the year ago period.  Revenue growth was attributable to a higher number of professional service projects and new contracts predominantly within the digital solutions (CMS) segment and associated with acquisitions, which was offset by a decline in IT staffing engagements as previously noted.  Non-GAAP business segment operating loss totaled $3.91 million for the period. GAAP operating loss for the year was $8.55 million, which included a non-cash derivative liability charge of $4.42 million.

Business Outlook

Tejune Kang, Chairman and CEO commented, “While we are generally pleased with the results, 6D will continue to prove its ability to contribute to the disruption of the enterprise digital marketing sector with its unique value proposition and multi-faceted growth strategy.  Having recently built out our sales and marketing leadership and our overall employee-base to over 100, we will continue to focus on expanding our services across multiple growth areas of the digital marketing segment both organically and through R&D efforts. We will also expand through our previously stated acquisition strategy, which entails pursuing both products and services plays key to contributing to the future roll out of our branded service offering geared primarily towards Chief Marketing Officers.  The integration of our two most recently closed acquisitions earlier this year is now near complete, and we have already begun to experience synergies from both cross marketing and cost standpoints, both of which should continue to improve. To that end, it remains our goal and commitment to shareholders to continue to improve revenue mix and gross margins over the next twelve months, as well as scale our top line efforts to expand operating margins and improve our overall bottom line. We look forward to sharing meaningful business development updates in the near to intermediate future.”

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements with respect to the Company’s future growth opportunities and strategic plan. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, those items listed under the “Risk Factors” caption in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended December 31, 2014. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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About 6D Global Technologies, Inc.

6D Global Technologies, Inc. is a NASDAQ listed (stock symbol: SIXD) premier digital business solutions company serving the digital marketing and technology needs of enterprise-class organizations worldwide. 6D Global’s common stock is included in four Russell Indexes including the Russell 2000®, Russell 3000®, Russell Global and Russell Microcap® Index. 6D Global Technologies’ companies offer a full suite of services and solutions to help large organizations optimize digital business channels and create better experiences for their customers, resulting in increased revenue growth and market share. Services include web content management, web and marketing analytics, digital creative, marketing automation, mobile applications, digital publishing, and marketing management solutions. For more information, visit www.6DGlobal.com.

Media Contact:

Randall Samborn
(312) 214-2300
ir@6DGlobal.com

6D GLOBAL TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30, 2015	December 31, 2014
Assets
Current Assets
Cash	$8,802,316	$4,888,797
Accounts receivable	1,745,605	1,316,448
Unbilled revenues	709,444	62,049
Deferred tax assets	-	161,255
Prepaid expenses and other current assets	369,216	165,907
Total Current Assets	11,626,581	6,594,456

Property and Equipment, net	428,583	154,917

Other Assets
Restricted cash	655,562	110,699
Security deposits	35,816	24,075
Internal development software	138,535	-
Goodwill	5,889,437	-
Intangible assets, net	2,637,200	-
Total Other Assets	9,356,550	134,774

Total Assets	$21,411,714	$6,884,147

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
Accounts payable and accrued liabilities	$1,670,274	$1,039,301
Due to factor	-	833,938
Current maturities of capital lease liability	53,610	53,610
Current maturities of notes payable	6,600	6,600
Deferred revenue	130,368	68,420
Short-term debt	1,091,008	-
Contingent consideration, current portion	337,664	-
Total Current Liabilities	3,289,524	2,001,869

Long-Term Liabilities
Capital lease liability, net of current maturities	182,244	111,130
Notes payable, net of current maturities	48,470	53,420
Security deposit payable	50,000	30,000
Deferred rent	129,793	55,429
Derivative liability	12,346,147	-
Contingent consideration, net of current portion	269,383	-
Total Long-Term Liabilities	13,026,037	249,979

Total Liabilities	$16,315,561	$2,251,848

Commitment and Contingencies

Redeemable convertible preferred stock net of issuance costs, par value $0.00001; 10,000,000 shares authorized; 1,088 and 0 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	$10,277,862	$-

Stockholders' Equity (Deficit)
Common stock, par value $0.00001; 150,000,000 shares authorized; 78,247,864 and 77,575,617 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	782	776
Additional paid-in capital	3,940,065	5,203,279
Accumulated deficit	(9,122,556)	(571,756)

Total Stockholders' Equity (Deficit)	(5,181,709)	4,632,299
Total Liabilities, Redeemable convertible preferred stock and Stockholders’ Equity (Deficit)	$21,411,714	$6,884,147

6D GLOBAL TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014

Revenues	$3,115,726	$2,709,066	$9,611,654	$8,299,053

Cost of revenues	1,857,173	1,713,409	5,802,680	4,952,021

Gross margin	1,258,553	995,657	3,808,974	3,347,032

Operating expenses
Selling, general and administrative	3,194,060	874,389	8,159,162	2,504,776
Operating expenses	3,194,060	874,389	8,159,162	2,504,776

(Loss) income from operations	(1,935,507)	121,268	(4,350,188)	842,256

Other (expense) income
Interest expense, net	(60,752)	(81,934)	(248,967)	(105,869)
Loss on debt extinguishment	-	-	-	(57,502)
Loss on derivative liability	(4,418,867)	-	(4,418,867)	-
Other (expense) income	(57)	-	7,130	-
Other expenses, net	(4,479,676)	(81,934)	(4,660,704)	(163,371)

(Loss) income before income tax benefit (expense)	(6,415,183)	39,334	(9,010,892)	678,885

Income tax benefit (expense)	6,465	(7,745)	460,092	52,122

Net (loss) income	$(6,408,718)	$31,589	$(8,550,800)	$731,007

Accretion of equity issuance costs	(12,264)	-	(12,264)	-

Deemed dividend for preferred stock	(10,880,000)	-	(10,880,000)	-

Net (loss) income attributable to common stockholders	$(17,300,982)	$31,589	$(19,443,064)	$731,007

Net (loss) income per common share attributable to common stockholders – basic	$(0.22)	$0.00	$(0.25)	$0.02

Weighted average common shares – basic	78,247,864	39,499,702	78,220,139	38,696,586

Net (loss) income per common share attributable to common stockholders – diluted	$(0.22)	$0.00	$(0.25)	$0.02

Weighted average common share - diluted	78,247,864	39,615,792	78,220,139	38,839,722

6D GLOBAL TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Nine Months Ended
	September 30, 2015	September 30, 2014
Cash Flows From Operating Activities:
Net (loss) income	$(8,550,800)	$731,007
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	379,294	59,048
Stock-based compensation	531,628	-
Deferred tax benefit	(464,872)	(75,558)
Loss on debt extinguishment	-	57,502
Change in contingent consideration liability	135,006	-
Loss on derivative liability	4,418,867	-
Changes in Operating Assets and Liabilities:
Accounts receivable	(429,157)	(205,433)
Unbilled revenues	(647,395)	(49,429)
Prepaid expenses and other current assets	(203,309)	(14,305)
Restricted cash	(544,863)	(146)
Security deposits	(11,741)	54,632
Accounts payable and accrued liabilities	630,973	800,610
Deferred revenue	(65,386)	-
Security deposit payable	20,000	-
Deferred rent	74,364	(10,956)
Net Cash (Used in) Provided by Operating Activities	(4,727,391)	1,346,972

Cash Flows From Investing Activities:
Purchase of property and equipment	(273,859)	-
Internal development software	(138,535)	-
Consideration paid for acquisitions, net of cash acquired	(542,399)	-
Loans to related parties	-	(46,433)
Net Cash Used in Investing Activities	(954,793)	(46,433)

Cash Flows From Financing Activities:
Gross proceeds from factor borrowing	4,167,113	8,012,245
Repayments of factor borrowing	(5,001,051)	(8,380,318)
Distribution to stockholders	-	(45,808)
Proceeds from the issuance of short-term debt	1,091,008	-
Repayment of capital lease obligations	(42,015)	(41,492)
Proceeds from the issuance of Series A redeemable convertible preferred stock, net of issuance costs	9,385,598	-
Repayment of notes payable	(4,950)	(259,950)
Proceeds on issuance of notes payable	-	20,000
Proceeds from private placement, net of issuance costs	-	3,982,887
Net Cash Provided by Financing Activities	9,595,703	3,287,564

Net Change in Cash	3,913,519	4,588,103

Cash, beginning of period	4,888,797	5,611

Cash, end of period	$8,802,316	$4,593,714

Supplemental Disclosures of Cash Flow Information:
Cash paid for taxes	$9,236	$4,495
Cash paid for interest	$91,781	$108,349

Non-Cash Transactions:
Reclassification of due from related party into common stock issuable	$-	$456,563
Conversion of notes payable into common stock issuable	$-	$345,000
Common stock issued in connection with acquisitions	$3,696,750	$-
Deemed divided related to the issuance of preferred shares	$10,880,000	$-
Contingent consideration in connection with acquisitions	$3,800,000	$-
Capital leases	$113,129	$-
Cashless exercise of warrants	$178,099	$-

 6D GLOBAL TECHNOLOGIES, INC.

Reconciliation to Non-GAAP Business Segment Performance
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014
Net (loss) income attributable to common stockholders	$(17,300,982)	$31,589	$(19,443,064)	$731,007
Add back: Deemed dividend for preferred stock	10,880,000	-	10,880,000	-
Add back: Accretion of equity issuance costs	12,264	-	12,264	-
Net (loss) income	$(6,408,718)	$31,589	$(8,550,800)	$731,007
Non-GAAP Adjustments
Share based compensation	74,137	-	434,100	-
Interest expense, net	60,752	81,934	248,967	192,457
Loss on debt extinguishment	-	-	-	57,502
Loss on derivative liability	4,418,867	-	4,418,867	-
Other (expense) income	57	-	(7,130)	(86,588)
Income tax benefit (expense)	(6,465)	7,745	(460,092)	(52,122)
Non-GAAP business segment (loss) income	$(1,861,370)	$121,268	$(3,916,088)	$842,256